UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 3, 2008
Date of Report (Date of earliest event reported)
InterMune, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3280 Bayshore Blvd., Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)
(415) 466-2200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 3, 2008, William R. Ringo, Jr., Chairman of InterMune’s Board of Directors (the “Board”), notified the Board of his intention not to stand for re-election at InterMune’s Annual Stockholders Meeting which is scheduled to be held in May 2008. Mr. Ringo has recently accepted a full-time, senior executive position with Pfizer Inc. that will preclude his continued service as a director of InterMune. In addition, on March 3, 2008, director Michael L. Smith notified the Board of his intention to resign from the Board effective on the date of InterMune’s Annual Stockholders Meeting. Mr. Smith recently announced the launch of a new private equity fund in which he is a founding investor and a member of the managing general partnership and is taking a more active role on other public company boards upon which he serves.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2008	INTERMUNE, INC.
	By:	/s/ Daniel G. Welch
Daniel G. Welch
President and Chief Executive Officer